EXHIBIT 5.1

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

www.kirkland.com

March 13, 2023

World Omni Auto Receivables LLC

250 Jim Moran Blvd.

Deerfield Beach, FL 33442

Re: Enforceability Opinion - World Omni Select Auto Trust 2023-A

We are issuing this opinion letter in our capacity as special counsel to World Omni Auto Receivables LLC (the “Depositor”) and World Omni Financial Corp. (“World Omni”) in connection with the issuance of Offered Notes (as defined on Exhibit A hereto) by World Omni Select Auto Trust 2023-A (the “Issuing Entity”) pursuant to an Indenture (the “Indenture”), to be dated as of March 15, 2023, by and among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank (the “Account Bank”). Only the Offered Notes are being offered for sale in a transaction pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Issuing Entity intends to issue the Offered Notes on or about March 15, 2023 (the “Issuance Date”). We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and in order to express the opinions hereinafter stated, we have examined:

(i) a copy of the registration statement on Form SF-3 (File No. 333-261470) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act on December 3, 2021, with respect to asset-backed notes, including the Offered Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the preliminary prospectus, dated February 27, 2023, relating to the Offered Notes that was filed with the Commission on February 27, 2023 pursuant to Rule 424(h)(1) under the Securities Act, and a copy of the prospectus, dated March 9, 2023, relating to the Offered Notes that was filed with the Commission on March 13, 2023 (the “Prospectus”) pursuant to Rule 424(b)(5) under the Securities Act;

(iii) a copy of the Trust Agreement, dated as of February 1, 2023, and a form of the amended and restated Trust Agreement; to be dated as of the Issuance Date, each by and between the Depositor and Wilmington Trust, National Association, as owner trustee;

(iv) a form of the Sale and Servicing Agreement, to be dated as of the Issuance Date, by and among the Depositor, World Omni, as servicer, the Issuing Entity and the Account Bank;

(v) a form of the Indenture;

(vi) a form of the Receivables Purchase Agreement, to be dated as of the Issuance Date, by and between World Omni and the Depositor;

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(vii) a form of the Administration Agreement, to be dated as of the Issuance Date, by and among the Issuing Entity, the Indenture Trustee, the Depositor and World Omni, as administrator;

(viii) a form of the Asset Representations Review Agreement, to be dated as of the Issuance Date, by and among the Issuing Entity, World Omni, as servicer and administrator, and Clayton Fixed Income Services LLC, as asset representations reviewer; and

(ix) such other documents as we have deemed necessary for the expression of the opinions contained herein.

The documents described in clauses (iii) through (viii) collectively are referred to herein as the “Transaction Documents.”

We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion. In our examination, we have assumed that the Transaction Documents will be executed in the form submitted to us. We have also assumed, without independent verification, that the facts and the representations and warranties in the documents upon which we relied are true and correct, and that the transactions contemplated by such documents have been or will be consummated strictly in accordance with their terms.

On the basis of the foregoing and on the basis of our review of the Depositor’s Certificate of Formation and Limited Liability Company Agreement, and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Depositor, it is our opinion that:

1.	The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and

2.	With respect to the Offered Notes, when, as and if (i) no stop order suspending the effectiveness of the Registration Statement has been issued, (ii) the principal amount, price, interest rate and other principal terms of such Offered Notes and the forms of the Offered Notes have been duly established and approved by the Depositor, (iii) the Transaction Documents have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the trust certificate for the Issuing Entity has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) the purchasers of the Offered Notes have paid the purchase price therefor and the Offered Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee or the Owner Trustee, as appropriate, and sold by the Depositor, all in accordance with the terms and conditions of the Transaction Documents and in the manner described in the Registration Statement, the Offered Notes will have been duly authorized by all necessary action of the Issuing Entity, will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the Transaction Documents, and will be binding obligations of the Issuing Entity in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

We do not find it necessary for the purposes of this opinion letter, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Offered Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the Delaware Statutory Trust Act and the Delaware Limited Liability Company Act, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter on Form 8-K in connection with the sale of the Offered Notes and the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Offered Notes

(i) $184,000,000 aggregate principal amount of the 5.139% Class A-1 Asset-Backed Notes (the “Class A-1 Notes”);

(ii) $271,560,000 aggregate principal amount of the 5.92% Class A-2a Asset-Backed Notes (the “Class A-2a Notes”);

(iii) $110,000,000 aggregate principal amount of the Floating Rate Class A-2b Asset-Backed Notes (the “Class A-2b Notes”);

(iv) $130,000,000 aggregate principal amount of the 5.65% Class A-3 Asset-Backed Notes (the “Class A-3 Notes”);

(v) $41,000,000 aggregate principal amount of the 5.87% Class B Asset-Backed Notes (the “Class B Notes”); and

(vi) $56,370,000 aggregate principal amount of the 6.00% Class C Asset-Backed Notes (the “Class C Notes”).

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes are referred to collectively herein as the “Offered Notes.”